SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 13, 2011

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01- Entry into a Material Definitive Agreement

The discussion of the Promissory Note, as defined below, set forth in Item 2.03 is incorporated in this Item 1.01 by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 13, 2011,  the Registrant borrowed $100,000 from a third party pursuant to a promissory note (the "Promissory Note") at an annual interest rate of 10%, which is due and payable (i) in four equal monthly payments of $25,000.00 beginning on April 15, 2011 and continuing on the 15th day of each month thereafter until July 15, 2011 (the last payment to additionally include all accrued and outstanding interest), or (ii) when such amounts are declared due and payable after the occurrence of an Event of Default (as defined in the Promissory Note), or (iii) upon consummation of a transaction for the acquisition of certain assets from the Registrant, in which event the total sum owed under the Promissory Note will be applied against the purchase price in such asset purchase transaction.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the full text of the Promissory Note which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.1 is a redacted copy of the Promissory Note and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                Description

10.1                             Promissory Note, dated as of January 11, 2011 (1)

(1)  Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer and Chairman

Date:      January 19, 2011